Exhibit 23.2

Independent Auditors’ Consent

The Board of Directors

Lightpath Technologies, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets on July 1, 2002.

/s/ KPMG LLP

Orlando, Florida

March 19, 2004